     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 3, 2000
                                                    REGISTRATION NO.
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                ----------------
                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              --------------------
                               CISCO SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

              CALIFORNIA                                   3679                              77-0059951
   (State or other jurisdiction of             (Primary Standard Industrial               (I.R.S. Employer
    incorporation or organization)             Classification Code Number)             Identification Number)

                              170 WEST TASMAN DRIVE
                           SAN JOSE, CALIFORNIA 95134
                                 (408) 526-4000
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                               ------------------
                                 LARRY R. CARTER
               SENIOR VICE PRESIDENT, FINANCE AND ADMINISTRATION,
                     CHIEF FINANCIAL OFFICER AND SECRETARY
                               CISCO SYSTEMS, INC.
                              170 WEST TASMAN DRIVE
                           SAN JOSE, CALIFORNIA 95134
                                 (408) 526-4000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                               ------------------
                                   COPIES TO:
                             THERESE A. MROZEK, ESQ.
                             J. MATTHEW LYONS, P.C.
                         BROBECK, PHLEGER & HARRISON LLP
                              TWO EMBARCADERO PLACE
                                 2200 GENG ROAD
                           PALO ALTO, CALIFORNIA 94303
                            TELEPHONE: (650) 424-0160
                            FACSIMILE: (650) 496-2865
                               ------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: At the Effective Time of the Merger of a wholly-owned subsidiary of the Registrant with and into Aironet Wireless Communications, Inc., which shall occur as soon as practicable after the Effective Date of this Registration Statement and the satisfaction or waiver of all conditions to closing of such Merger.

        If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X]

        If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                               ------------------

                         CALCULATION OF REGISTRATION FEE

===============================================================================================================
                                                                                 PROPOSED
                                                                                 MAXIMUM
                                         AMOUNT          PROPOSED MAXIMUM       AGGREGATE        AMOUNT OF
      TITLE OF EACH CLASS OF              TO BE           OFFERING PRICE      OFFERING PRICE    REGISTRATION
   SECURITIES TO BE REGISTERED        REGISTERED(2)        PER SHARE(3)            (3)              FEE
---------------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par value(4).       400,000             $76.87             $30,748,000      $8,117.47
===============================================================================================================

(1) All share and per share amounts expressed in this table have been adjusted to give effect to the 2-for-1 split of the Common Stock of the Registrant, paid on March 22, 2000.

(2) Represents the number of additional shares of Registrant's common stock expected to be issued to holders of shares of common stock of Aironet Wireless Communications, Inc. as described in Registration Statement No. 333-96327, which was previously filed on Form S-4 on February 7, 2000. In connection with the filing of that Registration Statement, 18,924,178 shares of the common stock of Registrant were registered with the Securities and Exchange Commission and a fee of $299,451.65 was paid.

(3) Estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low prices for the Common Stock as reported on the Nasdaq National Market on March 29, 2000.

(4) Includes corresponding right to purchase shares of Cisco Systems, Inc. Series A Junior Participating Preferred Stock, no par value, pursuant to a Rights Agreement dated as of June 10, 1998 between Cisco Systems, Inc. and BankBoston, N.A.

================================================================================

                                EXPLANATORY NOTE

     This Registration Statement being filed by Cisco Systems, Inc. pursuant to General Instruction K to Form S-4 Registration Statement and Rule 462(b) issued under the Securities Act of 1933 to register an additional 400,000 shares of the common stock of Cisco for issuance pursuant to the acquisition of Aironet Wireless Communications, Inc.

     Cisco previously registered a total of 18,924,178 shares of its common stock for issuance pursuant to the acquisition of Aironet by means of the currently effective Registration Statement on Form S-4 (Registration No. 333-96327). The total number of shares of Cisco common stock to be issued pursuant to the acquisition is now expected not to exceed 19,324,178 shares.

     The contents of the prior Registration Statement are hereby incorporated by reference into this Registration Statement.

     All share information provided in this Registration Statement gives effect to the 2-for-1 stock split of Cisco common stock paid as of March 22, 2000, and all references in the prior Registration Statement to Cisco share and per share information shall be deemed to give effect to this 2-for-1 stock split.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) The following exhibits are filed herewith or incorporated by reference herein:

EXHIBIT
NUMBER       EXHIBIT TITLE
------       -------------
5.1    --    Opinion of Brobeck, Phleger & Harrison LLP regarding the legality of the securities being issued.
23.1   --    Consent of Brobeck, Phleger & Harrison LLP (included in Exhibit
             5.1).
23.2   --    Consent of PricewaterhouseCoopers LLP with respect to Cisco
             Systems, Inc.'s financial statements.
23.3   --    Consent of PricewaterhouseCoopers LLP with respect to Aironet
             Wireless Communications, Inc.'s financial statements.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on this 3rd day of April, 2000.

                                    CISCO SYSTEMS, INC.

                                    By:     /s/ LARRY R. CARTER
                                        ----------------------------------------
                                        Larry R. Carter, Senior Vice President,
                                        Finance and Administration,
                                        Chief Financial Officer and
                                        Secretary

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

NAME                                                TITLE                         DATE
--------------------------------      ----------------------------------     -------------
                 *                    President, Chief Executive Officer
--------------------------------                 and Director                April 3, 2000
John T. Chambers                        (Principal Executive Officer)

                                        Senior Vice President, Finance
                                          and Administration, Chief
/s/ LARRY R. CARTER                    Financial Officer and Secretary       April 3, 2000
--------------------------------           (Principal Financial and
Larry R. Carter                              Accounting Officer)

                 *                                 Director                  April 3, 2000
--------------------------------
John P. Morgridge

                 *                                 Director                  April 3, 2000
--------------------------------
Donald T. Valentine

                 *                                 Director                  April 3, 2000
--------------------------------
James F. Gibbons

                 *                                 Director                  April 3, 2000
--------------------------------
Steven M. West

                 *                                 Director                  April 3, 2000
--------------------------------
Edward R. Kozel

                 *                                 Director                  April 3, 2000
--------------------------------
Carol A. Bartz

                 *                                 Director                  April 3, 2000
--------------------------------
James C. Morgan

                 *                                 Director                  April 3, 2000
--------------------------------
Mary Cirillo

                 *                                 Director                  April 3, 2000
--------------------------------
Arun Sarin

*By:  /s/ LARRY R. CARTER
      --------------------------
      Larry R. Carter
      Attorney-in-Fact

                                INDEX TO EXHIBITS

EXHIBIT
NUMBER       EXHIBIT TITLE
------       -------------
5.1    --    Opinion of Brobeck, Phleger & Harrison LLP regarding the legality of the securities being issued.
23.1   --    Consent of Brobeck, Phleger & Harrison LLP (included in Exhibit
             5.1).
23.2   --    Consent of PricewaterhouseCoopers LLP with respect to Cisco
             Systems, Inc.'s financial statements.
23.3   --    Consent of PricewaterhouseCoopers LLP with respect to Aironet
             Wireless Communications, Inc.'s financial statements.